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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated January 23, 1998, except for the last paragraph of Note 5, as to which the date is March 21, 1998, and the last paragraph of Note 1, as to which the date is July 8, 1998, in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Amylin Pharmaceuticals, Inc. for the registration of shares of its common stock.

                                                ERNST & YOUNG LLP

San Diego, California
July 20, 1998